UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

Black Hills Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-31303	46-0458824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 Mount Rushmore Road

Rapid City, SD 57702

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 721-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of $1.00 par value	BKH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2023, Black Hills Corporation (the “Company” or “we”) entered into an Underwriting Agreement by and between the Company and the representatives of the several underwriters named in Schedule A thereto (the “Underwriting Agreement”), pursuant to which the Company has agreed to issue and sell and the underwriters have severally agreed to purchase an aggregate principal amount of $450 million of its 6.150% Notes due 2034 (the “Notes”). The aggregate gross consideration received by the Company (taking into account original issue discount and underwriting discounts) for the sale of the Notes is approximately $443.6 million. The issuance and settlement of the Notes are scheduled to occur on September 15, 2023, subject to customary closing conditions.

The Underwriting Agreement contains representations and warranties, covenants and other terms that are customary for such kind of agreement. In addition, the Company has agreed to indemnify the underwriters against certain liabilities on customary terms. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings, including but not limited to commercial lending services, with the Company, its direct or indirect subsidiaries or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-272739) (the “Registration Statement”), and the related Prospectus dated June 16, 2023 and Prospectus Supplement dated September 6, 2023. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is expressly incorporated by reference herein and into the Registration Statement. The foregoing descriptions are qualified in their entirety by reference to the actual terms thereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished or filed herewith:

Number	Exhibit

1.1	Underwriting Agreement dated as of September 6, 2023 between Black Hills Corporation and the underwriters named therein.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By:	/s/ Kimberly F. Nooney
Kimberly F. Nooney
Senior Vice President and Chief Financial Officer

Date: September 11, 2023